Exhibit 3.2
GARDNER DENVER, INC.
AMENDED AND RESTATED BYLAWS
(July 29, 2008)
ARTICLE I
OFFICES
Section 1.1. Registered Office. The registered office of the Corporation shall be at such place in the City of Wilmington, County of New Castle, State of Delaware as the Board of Directors shall from time to time designate.
Section 1.2. Other Offices. The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on a date determined by the Board of Directors. The business to be transacted at the meeting shall be the election of directors and any other business that is properly brought before the meeting.
Section 2.2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, shall be called by the President or Secretary upon the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting and provide the other information specified in Section 2.8(b). Only business related to the purposes set forth in the notice of the meeting may be transacted at the special meeting.
Section 2.3. Time and Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware, and at such time as may be fixed by the Board of Directors and as specified in the notice of meeting; provided that the Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “General Corporation Law of Delaware”).
Section 2.4. Notice of Meetings. (a) Written or printed notice of each annual or special meeting of the stockholders, stating the time, date, hour, and place of the meeting, or if held by remote communication, the means of remote communication by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, with respect to any special meeting, the purpose or purposes thereof, shall be given to each stockholder of record as of the applicable record date who is entitled to vote thereat, except that it shall not be necessary to give notice to any stockholder who properly waives notice before the meeting, whether in writing or by electronic transmission or otherwise. Each notice shall be given by or at the direction of the Secretary or the President, personally or by mailing the same, postage prepaid, or, as provided below, by means of electronic transmission, not less than ten (10) nor more than sixty (60) days before the date of the meeting. Any previously scheduled meeting of stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of stockholders, may be canceled, by resolution of the Board upon public disclosure (as defined in Section 2.9(c) of these Bylaws) given on or prior to the date previously scheduled for such meeting of stockholders.
     (b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to a stockholder may be given by a form of electronic transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
     (c) Notice shall be deemed given, if mailed, when deposited in the United States mail with postage prepaid, if addressed to a stockholder at his or her address on the Corporation’s records. Notice given by electronic transmission shall be deemed given: (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network, including without limitation the Corporation’s internet website, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) by any other form of electronic transmission, when directed to the stockholder.
     (d) An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given, whether by a form of electronic transmission or otherwise, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Section 2.5. Waiver of Notice. Notice of any stockholders’ meeting may be waived in writing, by electronic transmission or otherwise by any stockholder either before or after such meeting, and the attendance of any stockholder at any meeting without protesting, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such stockholder of notice of such meeting.
Section 2.6. Quorum. (a) Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) the stockholders by the vote of the holders of a majority of the voting power of the capital stock, present in person or represented by proxy shall have power to adjourn the meeting in accordance with Section 2.7 of these Bylaws.

     (b) If a quorum is initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum.
     (c) The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy.
Section 2.7. Adjourned Meeting; Notice. (a) Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the voting power of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.6 of these Bylaws.
     (b) When any meeting of stockholders, either annual or special, is adjourned to another time or place or means of remote communication, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty (30) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 2.4 of these Bylaws. At any adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.
Section 2.8. Voting. (a) When a quorum is present at any meeting, the vote of the holders of a majority of the capital stock of the Corporation (i) having voting power, (ii) present in person or by proxy, and (iii) voting thereon shall decide any question brought before such meeting, except as noted below; provided, however, that abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals), while counted for purposes of determining a quorum, shall not be counted with respect to determining the outcome of any question or proposal. Notwithstanding the foregoing, if the question is one upon which a different vote is required by statute, the Certificate of Incorporation or these Bylaws, then in such case the terms of the statute, the Certificate of Incorporation or these Bylaws shall govern and control the decision of such question.
     (b) Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation before, or at the time of, the meeting. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Secretary of the Corporation. Voting need not be by ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting; however, all elections of directors shall be by written ballot, unless provided otherwise in the Certificate of Incorporation; provided, that if authorized by the Board, a written ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.
Section 2.9. Director Nominations and Other Business.
     (a) Annual Meetings of Stockholders.
          (i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors, or (C) by any stockholder of the Corporation who (1) was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.9 is delivered to the Secretary and at the time of the annual meeting, (2) shall be entitled to vote at such annual meeting, and (3) complies with the notice procedures set forth in this Section 2.9 as to such nomination or other business; clause (C) above shall be the exclusive means for a stockholder to make nominations or submit business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and indicated in the Corporation’s notice of meeting) before an annual meeting of stockholders.
          (ii) For nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(a)(i)(C), the stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary and any such proposed other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation). In no event shall any adjournment or postponement of the annual meeting of stockholders or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
          (iii) For nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(a)(i)(C), the stockholder notice must also be in proper form. To be in proper form, the stockholder’s notice (whether pursuant to this Section 2.9(a) or Section 2.9(b)) must be in writing and:
          (A) as to each person, if any, whom the stockholder proposes to nominate for election as a director, (1) set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (2) include such person’s written consent to being named in the proxy statement as a director nominee and to serve as a director if elected, (3) set forth a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant, and (4) include a completed and signed questionnaire, representation and agreement required by Section 2.9(c)(iv);
          (B) if the notice relates to any business (other than the nomination of persons for election as directors) that the stockholder proposes to bring before the annual meeting, set forth (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, (3) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (4) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (5) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and
          (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, set forth (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (2)(a) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class of series of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any, and any other direct or indirect opportunity held or owned beneficially by such stockholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of the capital stock of the Corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (d) any short interest in any security of the Corporation (for purposes of this Section 2.9, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any right to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares, (f) any proportionate interest in shares of capital stock of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or with respect to which such stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and (g) any performance-related fees (other than an asset-based fee) to which such stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of capital stock of the Corporation or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to this Section 2.9(a)(iii)(C)(2)(a) through (g), as of the date of such notice and including, without limitation, any such interests held by members of such stockholder’s and such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and such beneficial owner, if any, (x) not later than ten (10) days after the record date for the annual meeting to disclose such ownership as of the record date, (y) ten (10) days before the annual meeting date, and (z) immediately prior to the commencement of the annual meeting, by delivery to the Secretary of the Corporation of such supplemented information), (3) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (4) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear (or will direct a qualified representative of the stockholder to appear) in person or by proxy at the meeting to propose such business or nomination, and (5) a representation whether the stockholder and the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal and/or nomination.
The Corporation may require any proposed nominee to furnish such other information as it may reasonably require (i) to determine the eligibility of such proposed nominee to serve as a director of the Corporation, (ii) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the

Corporation, and (iii) that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.
          (iii) Notwithstanding anything in the second sentence of Section 2.9(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
     (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected and the proposal of other business may be made at a special meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (A) is a stockholder of record at the time the notice provided for in this Section 2.9(b) is delivered to the Secretary and at the time of the special meeting, (B) shall be entitled to vote at the special meeting, and (C) complies with the notice procedures set forth in this Section 2.9(b) as to such nomination or other business. In the event a special meeting of stockholders is properly called for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of special meeting, if such stockholder delivers a written notice in the same form as required by Section 2.9(a)(iii) with respect to a director nomination (together with the completed and signed questionnaire, representation and agreement required by Section 2.9(c)(iv)) to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or the tenth (10th) day following the day on which public announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

          (c) General.
               (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, the person presiding over the meeting shall have the power and duty to (A) determine whether a nomination or any other business to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.9 and (B) declare that a nomination shall be disregarded or that other business shall not be transacted at the meeting, if such nomination or other business was not made or proposed in compliance with this Section 2.9. Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation, as the case may be, to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the stockholders.
               (ii) For purpose of this Section 2.9, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
               (iii) Nothing in this Section 2.9 shall be deemed to affect any rights of (A) stockholders to request the inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act or (B) the holders of any series of Preferred Stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Certificate of Incorporation of the Corporation.
               (iv) To be eligible to be a nominee for election as a director of the Corporation, the potential director candidate (a “Candidate”) must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.9) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such Candidate and the background of any other person or entity on whose behalf the director nomination is being made (which form of questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such Candidate (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Candidate, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in writng or (2) any Voting Commitment that could limit or interfere with such Candidate’s ability to comply, if elected as a director of the Corporation, with such Candidate’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein, and (C) in such Candidate’s individual capacity and on behalf of any person or entity on whose behalf the director nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Corporation.
Section 2.10. List of Stockholders. Not less than ten (10) days prior to the date of any meeting of stockholders, the Secretary of the Corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of such stockholder; provided, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. For a period of not less than ten (10) days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 2.11. Organization. (a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence, by the Chief Executive Officer, if any, or in his or her absence by a chairman of the meeting, which chairman must be an officer or director of the Corporation and must be designated as chairman of the meeting by the Board. The Secretary, or in his or her absence an Assistant Secretary, or in his or her absence a person whom the person presiding over the meeting shall appoint, shall act as Secretary of the meeting and keep a record of the proceedings thereof.
     (b) The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Subject to such rules and regulations of the Board, if any, the person presiding over the meeting shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the person presiding over the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the person presiding over the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. The person presiding over the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the person presiding over the meeting should so determine and declare, any such matter or business shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
Section 2.12. Inspectors of Election. Before any meeting of stockholders, the Board may, and shall if required by law, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or its adjournment and to make a written report thereof. If any person appointed as inspector fails to appear or fails or refuses to act, then the person presiding over the meeting may, and upon the request of any stockholder or a stockholder’s proxy, shall appoint a person to fill that vacancy.
     Such inspectors shall:
     (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies and ballots;
     (b) receive votes and ballots, including, if applicable, votes and ballots submitted by means of electronic transmission;
     (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;
     (d) determine when the polls shall close;
     (e) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector or inspectors;
     (f) certify their determination of the number of shares of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots, which certification and report shall specify such other information as may be required by law; and
     (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.
     Each inspector of election shall perform his or her duties impartially, in good faith, to the best of his or her ability and as expeditiously as is practical, and before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector of election with strict impartiality and according to the best of his or her ability. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. If there are three (3) or more inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
ARTICLE III
BOARD OF DIRECTORS
Section 3.1. Number; Election; Term. Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation and to the rights of the holders of any series of Preferred Stock, the number of directors which shall constitute the Whole Board of Directors shall be not less than three (3) nor more than nine (9), and the number of directors shall be determined from time to time by a majority vote of the directors in office. No reduction in the number of directors shall have the effect of shortening the term of any incumbent director, and when so fixed, such number shall continue to be the authorized number of directors until changed by the Board of Directors by vote as aforesaid. The directors shall be divided into three (3) classes, Class I, Class II and Class III, each class to be as nearly equal in number as possible. The term of office of each director shall be until the third annual meeting following his election and until the election and qualification of his successor; provided, however, the directors first serving as Class I directors shall serve for a term expiring at the annual meeting next following December 31, 1994, the directors first serving as Class II directors shall serve for a term expiring at the second annual meeting next following December 31, 1994, and the directors first serving as Class III directors shall serve for a term expiring at the third annual meeting next following December 31, 1994. Subject to any rights of holders of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, removal from office or any other cause, shall be filled solely by the Board of Directors, acting by not less than a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and not by the stockholders.
Section 3.2. Powers of the Board. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done exclusively by the stockholders.
Section 3.3. Quorum. A majority of the Whole Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. The “Whole Board of Directors” shall be the total number of directors currently serving, without regard to any vacancies.
Section 3.4. Regular Meetings. A regular meeting of the Board of Directors shall be held each year, without other notice than this bylaw, either (a) at the place of or by the same method of remote communications as, and immediately following, the annual meeting of stockholders or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 3.5 and Section 3.7 of these Bylaws. Other regular meetings of the Board of Directors shall be held at such times and places within or without the State of Delaware as may be determined by the Board by resolution, without other notice than such resolution.
Section 3.5. Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place within or without the State of Delaware, or by remote communications, upon call by the Chairman of the Board or the President, or by a majority of the directors in office. Special meetings of the Board of Directors shall be called by the President or Secretary in like manner and on like notice on the written request of at least two (2) directors. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of the meeting, except that notice shall be given of any proposed amendment to these Bylaws if it is to be adopted at the special meeting or with respect to any other matter where notice is required by statute, and unless indicated in the notice thereof, any and all business may be transacted at a special meeting. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified herein to the directors who were not present at the time of adjournment. Notice of a special meeting may be given by any one or more of the following methods and the method used need not be the same for each director being notified:
     (a) Written notice sent by mail at least three (3) days prior to the meeting;
     (b) Personal service at least twenty-four (24) hours prior to the time of the meeting;
     (c) Telegraphic notice at least twenty-four (24) hours prior to the time of the meeting, said notice to be sent as a straight full-rate telegram;
     (d) Telephonic notice at least twenty-four (24) hours prior to the time of the meeting; or
     (e) Facsimile or other means of electronic transmission at least twenty-four (24) hours prior to the time of the meeting.
     Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.
Section 3.6. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived in writing or by electronic transmission by any director either before or after such meeting, and the attendance of any director at any meeting without protesting, prior to or at the commencement of the meeting, shall be deemed to be a waiver by him or her of notice of such meeting.
Section 3.7. Notice to Members of the Board of Directors. Each member of the Board shall file with the Secretary of the Corporation an address to which mail or telegraphic notices shall be sent, a telephone number to which a telephonic or facsimile notice may be transmitted and, at the sole discretion of a director, such electronic address to which other electronic transmissions may be sent. A notice mailed, telegraphed, telephoned or transmitted by facsimile or other means of electronic transmission in accordance with the instructions provided by the director shall be deemed sufficient notice. Such address or telephone number may be changed at any time and from time to time by a director by giving written notice of such change to the Secretary. Failure on the part of any director to keep an address and telephone number on file with the Secretary (but not including an address for other electronic transmissions) shall automatically constitute a waiver of notice of any regular or special meeting of the Board which might be held during the period of time that such address and telephone number are not on file with the Secretary. A notice shall be deemed to be mailed when deposited in the United States mail, postage prepaid. A notice shall be deemed to be telegraphed when the notice is delivered to the transmitter of the telegram and either payment or provision for payment is made by the Corporation. Notice shall be deemed to be given by telephone if the notice is transmitted over the telephone to some person (whether or not such person is the director) or message recording device answering the telephone at the number which the director has placed on file with the Secretary. Notice shall be deemed to be given by facsimile or other means of electronic transmission when sent to the telephone number or other address which the director has placed on file with the Secretary.
Section 3.8. Directors’ Consent. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission to the adoption of a resolution authorizing the action. Such action by written consent shall have the same force and affect as a unanimous vote of the Board. The resolution and the written consents or electronic transmissions by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.9. Participation at Meetings. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment, by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 3.10. Resignation and Removal of Directors. Any director may resign at any time by delivering his or her resignation in writing, including by means of electronic transmission, to the President or Secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Subject to the Certificate of Incorporation, applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any or all of the directors may be removed at any time, but only for cause, by vote of the holders of a majority of the stock having voting power and entitled to vote thereon.
Section 3.11. Compensation. The Board of Directors is authorized to fix such compensation for directors as it may determine, including a fee and reimbursement of expenses for attendance at any meeting of the directors or committees. A director may also be paid for serving the Corporation, its affiliates or its subsidiaries in other capacities.
Section 3.12. Organization. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the Chief Executive Officer, if any, or in his or her absence by the President, if any. In the absence of all such directors, a president pro tem chosen by a majority of the directors present shall preside at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
ARTICLE IV
COMMITTEES
Section 4.1. Audit and Finance Committee. The Board by resolution shall designate an Audit and Finance Committee consisting of three (3) directors or such other number as may be specified by the Board, which shall review the internal financial controls of the Corporation, and the integrity of its financial reporting, and have such other powers and duties as the Board determines. The Board shall adopt a charter, which may be amended from time to time, setting for the powers and duties of the Audit and Finance Committee. The members of the Audit and Finance Committee shall serve at the pleasure of the Board. All action of the Audit and Finance Committee shall be reported to the Board at its next meeting.
Section 4.2. Management Development and Compensation Committee. The Board by resolution shall designate a Management Development and Compensation Committee consisting of three (3) directors or such other number as may be specified by the Board, which shall administer the Corporation’s compensation plans and have such other powers and duties as the Board determines. The members of the Management Development and Compensation Committee shall serve at the pleasure of the Board. The Board shall adopt a charter, which may be amended from time to time, setting forth the powers and duties of the Management Development and Compensation Committee. All action of the Management Development and Compensation Committee shall be reported to the Board at its next meeting.
Section 4.3. Other Committees. The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more other committees, including if they shall so determine, an Executive Committee, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
Section 4.4. Action of Committees. (a) Any such committee, to the extent provided in the resolutions of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw.
     (b) Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required or requested.
ARTICLE V
OFFICERS
Section 5.1. Officers Designated. The Board of Directors shall elect a [Chief Executive Officer,] a President, a Treasurer and a Secretary, and in its discretion a Chairman of the Board, a Vice Chairman, one or more Vice Presidents, an Assistant Secretary, an Assistant Treasurer, and such other officers as the directors may see fit. The Chairman of the Board, if any, shall be chosen from among the directors. Either the Chairman of the Board or the President, as the Board may designate from time to time, shall be the Chief Executive Officer of the Corporation. The Board may from time to time designate the President or any Executive Vice President as the Chief Operating Officer of the Corporation. Any two or more offices, other than those of President and Vice President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held simultaneously by the same person, but no officer shall execute, acknowledge, verify, or countersign on behalf of the Corporation any instrument in more than one capacity.
Section 5.2. Subordinate Officers. The Board may appoint subordinate officers (including Assistant Secretaries and Assistant Treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.
Section 5.3. Tenure of Office; Resignation and Removal. The officers of the Corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor is chosen and qualified, except in case of resignation, death or removal. Any officer may resign at any time by delivering his resignation in writing to the Chief Executive Officer, President or Secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or her or by the Chief Executive Officer or the President. Any such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 5.4. Chairman of the Board of Directors. The Chairman of the Board, if such an officer shall be chosen, shall have general supervision, direction and control of the Corporation’s business and its officers, and, if present, preside at meetings of the stockholders and the Board and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these Bylaws. The Chairman of the Board shall report to the Board.
Section 5.5. Chief Executive Officer. Subject to the control of the Board, the Chief Executive Officer of the Corporation shall have general supervision over the business of the Corporation; the powers and duties of the Chief Executive Officer shall be:
     (a) To affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation.
     (b) To have such other powers and be subject to such other duties as the Board may from time to time prescribe.
Section 5.6. President. The powers and duties of the President are
     (a) To affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the President, should be executed on behalf of the Corporation, and to sign certificates for shares of capital stock of the Corporation; and
     (b) To have such other powers and be subject to such other duties as the Board may from time to time prescribe.
Section 5.7. Vice Presidents. The Vice Presidents, if any, in the order designated by the Board of Directors, shall perform the duties of the President in case of the absence or disability of the latter, or when circumstances prevent the latter from acting, together with such other duties as the Board of Directors may prescribe. In case the President and such Vice Presidents are absent or unable to perform their duties, the Board of Directors may appoint a President pro tempore.
Section 5.8. Secretary. The powers and duties of the Secretary are
     (a) To keep a book of minutes at the principal office of the Corporation, or such other place as the Board may order, of all meetings of its directors and stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof;
     (b) To keep the seal of the Corporation, if any, and affix the same, if any, to all instruments which may require it;
     (c) To keep or cause to be kept at the principal office of the Corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the stockholders and their addresses, the number of and classes of shares, and the number and date of cancellation of every certificate surrendered for cancellation;
     (d) To keep a supply of certificates for shares of the Corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents;
     (e) To transfer upon the share books of the Corporation any and all shares of the Corporation; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the Corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 5.1 hereof;
     (f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal, or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the Corporation.
     (g) To sign certificates for shares of capital stock of the Corporation; and
     (h) Generally to do and perform all such duties as pertain to the office of Secretary and as may be required by the Board.
Section 5.9. Assistant Secretary. The Assistant Secretary, if any, shall perform the duties of the Secretary in case of the absence or disability of the latter, or when circumstances prevent the latter from acting, together with such other duties as the Board of Directors may prescribe.
Section 5.10. Treasurer. The Treasurer shall be, or shall be under the direction of, the Chief Financial Officer of the Corporation, and shall receive and have in his charge all money, bills, notes, bonds, shares in other corporations and similar property belonging to the Corporation, and shall do with the same as may be ordered by the Board of Directors. The Treasurer shall formulate and administer credit and collection policies and procedures, and shall represent the Corporation in its relations with banks and other financial institutions, subject to instructions from the Board of Directors or the Chief Financial Officer, and shall have such other powers and duties as generally appertain to that office and as the Board of Directors may prescribe.

Section 5.11. Assistant Treasurer. The Assistant Treasurer, if any, shall perform the duties of the Treasurer in case of the absence or disability of the latter, or when circumstances prevent the latter from acting, together with such other duties as the Board of Directors may prescribe.
Section 5.12. Chief Financial Officer. The powers and duties of the Chief Financial Officer are:
     (a) To supervise the corporate-wide treasury functions and financial reporting to external bodies.
     (b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the Corporation and, at the Chief Financial Officer’s discretion, to cause any or all thereof to be deposited for account of the Corporation at such depositary as may be designated from time to time by the Board.
     (c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for monies paid in for the account of the Corporation.
     (d) To disburse, or cause to be disbursed, all funds of the Corporation as may be directed by the Board, taking proper vouchers for such disbursements.
     (e) To render to the Chief Executive Officer and President, and to the Board, whenever they may require, accounts of all transactions and of the financial condition of the Corporation.
     (f) Generally to do and perform all such duties as pertain to the office of Chief Financial Officer and as may be required by the Board.
Section 5.13. Other Officers. The other officers, if any, shall have such powers and duties as the Board of Directors may prescribe.
Section 5.14. Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 5.1 and 5.3 of these Bylaws for election or appointment to the office.
Section 5.15. Change in Power and Duties of Officers. Anything in this Article V to the contrary notwithstanding, the Board of Directors may, from time to time, increase or reduce the powers and duties of the respective officers of the Corporation, whether or not the same are set forth in these Bylaws, permanently or temporarily delegate the duties of any officer to any other officer, agent or employee, and generally control the action of the officers and require performance of all duties imposed upon them.
Section 5.16. Compensation. The Board of Directors is authorized to determine or to provide the method of determining the compensation of officers.
Section 5.17. Bond. Any officer, if required by the Board of Directors, shall give bond for the faithful performance of his duties. Any surety on such bond shall be at the expense of the Corporation.

Section 5.18. Signing Checks and Other Instruments. The Board of Directors is authorized to determine or provide the method of determining how checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.
Section 5.19. Authority to Transfer and Vote Securities. The Chairman of the Board, if any, the Chief Executive Officer, the President, the Secretary, the Chief Financial Officer, if any, or the Treasurer of the Corporation are each authorized to sign the name of the Corporation and to perform all acts necessary to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants and other securities of another Corporation owned by the Corporation and to issue the necessary powers of attorney for the same; and each such officer is authorized on behalf of the Corporation to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.
ARTICLE VI
ISSUE AND TRANSFER OF STOCK
Section 6.1. Certificates. (a) Each stockholder of the Corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the Corporation; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate in such form as may be determined by the Board of Directors, issued in numerical order and entered in the books of the Corporation as they are issued. Such certificates shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The seal of the Corporation shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. The certificate shall also be signed by the transfer agent and registrar.
     (b) If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.
Section 6.2. Facsimile Signatures. Any of or all the signatures on a certificate may be a facsimile, engraved or printed, except that the signature of either the transfer agent or registrar shall be manually signed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
Section 6.3. Lost Certificates. The owner of any stock of the Corporation shall immediately notify the Corporation of any loss, theft or destruction of any certificate therefor. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.
Section 6.4. Transfer of Stock. Transfers of stock shall be made only on the stock transfer record of the Corporation upon surrender of the certificate or certificates being transferred which certificate shall be properly endorsed for transfer or accompanied by a duly executed stock power, except in the case of uncertificated shares, for which the transfer shall be made only upon receipt of transfer documentation reasonably acceptable to the Corporation. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, or the transfer documentation for the uncertificated shares is executed by someone other than the holder of record thereof, evidence of authority to transfer same shall also be submitted with the certificate or transfer documentation. All certificates surrendered to the Corporation for transfer shall be canceled. The Board shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation. The Board may appoint, or authorize one or more officers to appoint, one or more transfer agents and one or more registrars.
Section 6.5. Fixing Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     (b) In order that the Corporation may determine the stockholders entitled to consent to a corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing such record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to a corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or the Secretary of the Corporation. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of Delaware, the record date for determining stockholders entitled to consent to a corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
     (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to any such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
Section 6.6. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VII
GENERAL PROVISIONS
Section 7.1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, property, or shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 7.2. Seal. The Board shall adopt a corporate seal, which shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
Section 7.3. Checks; Drafts; Evidences of Indebtedness. From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.
Section 7.4. Corporate Contracts and Instruments; How Executed. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 7.5. Fiscal Year. The Board may determine the Corporation’s fiscal year. Until changed by the Board, the Corporation’s fiscal year shall be the calendar year.
Section 7.6. Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the term “person” includes both a Corporation and a natural person, and the masculine gender includes the feminine gender and vice versa.
Section 7.7. Provisions Additional to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.
Section 7.8. Provisions Contrary to Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in Section 7.5 hereof, shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.
ARTICLE VIII
AMENDMENTS
Section 8.1. Amendment. These Bylaws may be altered, amended or repealed, in whole or in part, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation with respect thereto at an annual or special meeting called for such purpose, except that, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law or these Bylaws, the affirmative vote of at least 80% of the Corporation’s voting power shall be required to alter, amend or repeal Sections 2.2, 3.1 or 8.1 of these Bylaws. These Bylaws also may be altered, amended or repealed at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment or repeal is contained in the notice of such special meeting; provided any bylaw adopted by the Board of Directors may be altered, amended or repealed by the stockholders in the manner set forth above. Whenever an amendment or new bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or the filing of the operative written consent(s) shall be stated in said book.